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                                                          EXHIBIT B


              PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                       Compensation Deferral Amendment


     The purpose of this form is to change a previously-filed election. I understand that:

          1.  The election made in this Compensation Deferral
          Amendment applies only to the portion of my Account under the Agreement attributable to contributions credited after the first day of the calendar year following receipt of this form by Legg.

          2.  The election made in this Compensation Deferral
          Amendment will remain in effect for all future calendar years unless I file a new Compensation Deferral Amendment with Legg prior to the first day of the calendar year for which it is to be effective.

     ELECTION CHANGE:        (Check as applicable)

     I elect to cease further deferrals of my compensation.

     Having previously suspended deferrals of my compensation, I elect to resume such deferrals, at the percentage set forth below.

     I elect that further deferrals of my compensation shall be equal to:

     (a)   $_________ of my annual bonus (not to exceed $12,000.00);
     (b)    _________% of compensation (1% to 15% and not to exceed
                     $12,000.00 in combination with the above deferral); or
     (c)   $_________ per month ($250.00 to $1,000.00).


                                      Employee:


                                      ____________________________
                                      Signature               Date


                                      ____________________________
                                      Print Full Name

Receipt Acknowledged:


LEGG MASON WOOD WALKER, INCORPORATED


By:__________________________________
     	Signature